EXHIBIT 99


                                    MESA BANK

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On October __, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of MESA BANK hereby appoints Neil R. Barna and David D. Fortune, or either of them, to represent the undersigned at the annual meeting of the shareholders of MESA BANK to be held on OCTOBER __, 2001, at ___ a.m. (local time), at Mesa Bank, 63 East Main, Suite 100, Mesa, Arizona 85201, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of September 1, 2001, between and among SUN COMMUNITY BANCORP LIMITED and the shareholders of MESA BANK to exchange the shares of common stock of MESA BANK not now held by SUN COMMUNITY BANCORP LIMITED for shares of common stock of SUN COMMUNITY BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, MESA BANK will be a wholly owned subsidiary of SUN COMMUNITY BANCORP LIMITED.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.

Dated:   __________, 2001

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                                        Number of Shares of Common Stock

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                                        Signature (and title if applicable)

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                                        Signature (if held jointly)

                                        Please  sign  your  name  exactly  as it
                                        appears on your stock certificate.  When
                                        shares are held by joint  tenants,  both
                                        should  sign.  When signing as attorney,
                                        executor,   administrator,   trustee  or
                                        guardian,  please  give  full  title  as
                                        such. If a  corporation,  please sign in
                                        full  corporate name by the President or
                                        other   authorized    officer.    If   a
                                        partnership, please sign in partnership name by authorized person.